Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	Stagwell Inc.	CONTACT:	Michaela Pewarski
	One World Trade Center, Floor 65		Stagwell Inc.
	New York, NY 10007		(646) 429-1812
IR@StagwellGlobal.com

STAGWELL INC. (NASDAQ: STGW) REPORTS STANDALONE MDC PARTNERS INC. RESULTS FOR THE

THREE AND SIX MONTHS ENDED JUNE 30, 2021

Strong quarterly revenue growth of 33% year-over-year to $346 million

Second quarter Net Income attributable to MDC Partners common shareholders of $1.7 million

Record second quarter Adjusted EBITDA of $60 million, up 67% from the prior period

SECOND QUARTER & YTD MDC PARTNERS INC. HIGHLIGHTS:

•	GAAP revenue of $345.6 million in the second quarter versus $259.7 million in the prior year period, an increase of 33.1%; and $653.2 million in the six months ended June 30, 2021 versus $587.4 million in the prior year period, an increase of 11.2%.

•	Organic revenue increased 31.3% in the second quarter and 10.0% in the six months ended June 30, 2021.

•	Net revenue of $298.4 million in the second quarter versus. $231.9 million in the prior year period, an increase of 28.7%; and $569.1 million in the six months ended June 30, 2021 versus $506.4 million in the prior year period, an increase of 12.4%.

•	Organic net revenue increased 26.9% in the second quarter and 11.2% for the six months ended June 30, 2021.

•	Net income attributable to MDC Partners common shareholders of $1.7 million in the second quarter of 2021 versus net loss of $4.1 million in the prior year period; and $2.6 million in the six months ended June 30, 2021 versus net loss of $6.5 million in the prior year period.

•	Adjusted EBITDA for the three months ended June 30, 2021 was $60.3 million versus $36.2 million in the prior year period, an increase of 66.7%. Adjusted EBITDA Margin was 17.4%, compared to 13.9% in the prior year period.

•	Adjusted EBITDA for the six months ended June 30, 2021 was $112.2 million versus $75.7 million in the prior year period, an increase of 48.2%. Adjusted EBITDA Margin was 17.2%, compared to 12.9% in the prior year period.

•	Covenant EBITDA (LTM) of $220.1 million in the second quarter, up from $193.3 million in the prior year period.

•	Net New Business wins totaled $56.9 million in the second quarter against $20.5 million a year ago and totaled $128.5 million over the last twelve months.

New York, NY, August 4, 2021 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced MDC Partners Inc. (“MDC Partners,” “legacy MDC” or the “Company”) financial results for the three and six months ended June 30, 2021.

"Stagwell is coming out of the gate firing on all cylinders. We are pleased to report industry-leading revenue growth and record second quarter Adjusted EBITDA at legacy MDC,” said Mark Penn, Chairman and Chief Executive Officer of Stagwell. “We are encouraged by the continued strength through the first half of the year and saw broad-based growth across the network. Our digital businesses saw another quarter of high double-digit growth and our creative agencies won considerable new business during the active second quarter pitch season. These results show the potential of our combined platform that brings together culture-moving creativity and leading-edge technology onto a single, integrated platform.”

Second Quarter and Year-to-Date 2021 MDC Partners Standalone Financial Results

Revenue for the second quarter of 2021 was $345.6 million versus $259.7 million for the second quarter 2020, an increase of 33.1%. The effect on revenue of foreign exchange was positive 1.8% and the organic revenue increase was 31.3%, inclusive of $19.0 million or 446 basis points from higher billable costs. Organic revenue increased primarily due to a continuation of the recovery in spending by clients begun in the first quarter.

Revenue in the second quarter of 2021 increased 12.4% sequentially from the first quarter, as revenue continues to rebound from the impact of the pandemic. Net New Business wins in the second quarter of 2021 totaled $56.9 million as we capitalized on a particularly active pitch season.

Net income attributable to MDC Partners common shareholders for the second quarter of 2021 was $1.7 million versus a net loss of $4.1 million for the second quarter of 2020. The increase was primarily due to higher revenues in the quarter, as well as the favorable impact of foreign exchange. Diluted income per share attributable to MDC Partners common shareholders for the second quarter of 2021 was $0.02 versus diluted loss per share of $0.06 for the second quarter of 2020.

Adjusted EBITDA for the second quarter of 2021 was $60.3 million versus $36.2 million for the second quarter of 2020, an increase of 66.7%, primarily due to higher revenues, partially offset by an increase in operating expense. This led to a 350 basis point increase in Adjusted EBITDA margin in the second quarter of 2021 to 17.4% from 13.9% in the second quarter of 2020.

Covenant EBITDA for the last twelve months (LTM) was $220.1 million as of June 30, 2021, up from $193.3 million in the second quarter of 2020.

Revenue for the first six months of 2021 was $653.2 million versus $587.4 million in the prior year period. The effect on revenue of foreign exchange was positive 1.6%, the impact of non-GAAP acquisitions (dispositions), net was negative 0.4%, and the organic revenue increase was 10.0%.

Net income attributable to MDC Partners Inc. common shareholders for the first six months of 2021 was $2.6 million versus net loss of $6.5 million for the first six months of 2020. The increase was primarily due to higher revenues, partially offset by an increase in operating expenses. Diluted income per share attributable to MDC Partners common shareholders for the six months of 2021 was $0.03 versus diluted loss per share of $0.09 for the first six months of 2020.

Adjusted EBITDA for the first six months of 2021 was $112.2 million versus $75.7 million in the first six months of 2020, an increase of 48.2%. This lead to an Adjusted EBITDA Margin of 17.2% versus 12.9% in prior year period, an increase of 430 basis points.

Stagwell Inc. Financial Outlook

2021 financial guidance is as follows:

•	Revenue for 2021, on a pro forma basis giving effect to the combination as if it was completed on January 1, 2021, is estimated to be $2.135 to $2.180 billion, including an estimated $762 million for MDC for the seven-month period ending July 31, 2021.

•	Adjusted EBITDA for 2021, on a pro forma basis giving effect to the combination as if it was completed on January 1, 2021, is estimated to be $342 to $357 million, including an estimated $128 million for MDC for the seven-month period ending July 31, 2021.

•	Guidance assumes no impact from foreign exchange or acquisitions or dispositions.

* Stagwell has excluded a quantitative reconciliation with respect to the Company’s 2021 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K See "Non-GAAP Financial Measures" below for additional information.

Stagwell Inc. Conference Call

Management will host a video webcast and conference call on Wednesday, August 4, 2021, at 8:30 a.m. (ET) to discuss standalone results for Stagwell Marketing Group LLC and MDC Partners Inc for the three and six months ended June 30, 2021. The video webcast will be accessible at https://kvgo.com/openexchange-inc/mdca-stagwell-earnings-call. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the conference call.

A recording of the conference call will be accessible one hour after the call and available for ninety days at www.stagwellglobal.com.

About Stagwell Inc.

Stagwell is the challenger holding company built to transform marketing. We deliver scaled creative performance for the world’s most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 10,000+ specialists in 30+ countries are unified under a single purpose: to drive effectiveness and improve business results for our clients. Stagwell Inc. is the successor SEC Registrant to MDC Partners Inc. Join us at www.stagwellglobal.com.

Non-GAAP Financial Measures

In addition to its MDC Partners Inc. reported results, Stagwell Inc has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure that represents Net income (loss) attributable to MDC Partners Inc. common shareholders plus or minus non-operating items to operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, net which includes items such as merger related costs, severance and other restructuring expenses, including costs for leases that will either be terminated or sublet in connection with the centralization of our New York real estate portfolio.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in the Company's Credit Agreement. We believe that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company's Credit Agreement.

(5) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.

Included in this earnings release are tables reconciling reported MDC Partners Inc. results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients, including as a result of the novel coronavirus pandemic (“COVID-19”);
•	the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
•	an inability to realize expected benefits of the redomiciliation of the Company from the federal jurisdiction of Canada to the State of Delaware (the “Redomiciliation”) and the subsequent combination of the Company’s business with the business of the subsidiaries of Stagwell Media LP (“Stagwell”) that own and operate a portfolio of marketing services companies (the “Business Combination” and, together with the Redomiciliation, the “Transactions”) or the occurrence of difficulties in connection with the Transactions;
•	adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•	the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•	the impact of uncertainty associated with the Transactions on the Company’s businesses;
•	direct or indirect costs associated with the Transactions, which could be greater than expected;
•	risks associated with severe effects of international, national and regional economic conditions;
•	the risk of parties challenging the Transactions or the impact of the Transactions on the Company’s debt arrangements;
•	the Company’s ability to attract new clients and retain existing clients;
•	reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•	financial failure of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to achieve the full amount of its stated cost saving initiatives;
•	the Company’s implementation of strategic initiatives;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in the Company’s 2020 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2021 and accessible on the SEC’s website at www.sec.gov., under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Services	$345,605	$259,677	$653,190	$587,419
Operating Expenses
Cost of services sold	224,411	165,631	411,332	388,325
Office and general expenses	80,546	66,210	164,492	132,564
Depreciation and amortization	8,005	8,898	16,181	18,104
Impairment and other losses	—	18,840	875	19,001
	312,962	259,579	592,880	557,994
Operating income	32,643	98	60,310	29,425
Other Income (expenses):
Interest expense and finance charges, net	(19,512)	(15,942)	(38,577)	(31,553)
Foreign exchange gain (loss)	1,902	5,342	3,982	(9,415)
Other, net	842	5,883	1,456	22,217
	(16,768)	(4,717)	(33,139)	(18,751)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	15,875	(4,619)	27,171	10,674
Income tax expense (benefit)	1,387	(7,923)	2,689	5,577
Income before equity in earnings of non-consolidated affiliates	14,488	3,304	24,482	5,097
Equity in losses of non-consolidated affiliates	(151)	(798)	(644)	(798)
Net income	14,337	2,506	23,838	4,299
Net income attributable to the noncontrolling interest	(8,231)	(3,101)	(12,722)	(3,892)
Net income (loss) attributable to MDC Partners Inc.	6,106	(595)	11,116	407
Accretion on and net income allocated to convertible preference shares	(4,451)	(3,509)	(8,540)	(6,949)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$1,655	$(4,104)	$2,576	$(6,542)
Income (loss) Per Common Share:
Basic
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.02	$(0.06)	$0.03	$(0.09)
Diluted
Net income (loss) attributable to MDC Partners Inc common shareholders	$0.02	$(0.06)	$0.03	$(0.09)
Weighted Average Number of Common Shares Outstanding:
Basic	75,078,755	72,528,455	74,240,447	72,463,058
Diluted	78,459,483	72,528,455	77,001,526	72,463,058

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Six Months Ended
	Revenue $	% Change	Revenue $	% Change
June 30, 2020	$259,677		$587,419
Organic revenue (1)	81,335	31.3%	58,720	10.0%
Non-GAAP acquisitions (dispositions), net	—	—%	(2,101)	(0.4)%
Foreign exchange impact	4,593	1.8%	9,152	1.6%
Total Change	85,928	33.1%	65,771	11.2%
June 30, 2021	$345,605		$653,190

(1) Organic revenue refers to the positive results of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2021

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue:	$117,984	$123,486	$37,517	$66,618	$—	$345,605

Net income attributable to MDC Partners Inc. common shareholders						$1,655
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares						4,451
Net income attributable to the noncontrolling interest						8,231
Equity in losses of non-consolidated affiliates						151
Income tax expense						1,387
Interest expense and finance charges, net						19,512
Foreign exchange gain						(1,902)
Other, net						(842)
Operating income (loss)	$14,273	$21,326	$5,052	$6,036	$(14,044)	$32,643
Operating margin	12.1%	17.3%	13.5%	9.1%		9.4%

Adjustments:
Depreciation and amortization	$1,322	$3,589	$457	$1,452	$1,185	$8,005
Impairment and other losses	—	—	—	—	—	—
Stock-based compensation	4,756	1,384	63	181	554	6,938
Deferred acquisition consideration	5,382	49	102	79	—	5,612
Distributions from non-consolidated affiliates (1)	—	—	—	—	463	463
Other items, net (2)	1,517	196	1,221	483	3,202	6,619
Adjusted EBITDA (3)	$27,250	$26,544	$6,895	$8,231	$(8,640)	$60,280
Adjusted EBITDA margin	23.1%	21.5%	18.4%	12.4%		17.4%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as merger related costs, severance and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2021

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue:	$220,370	$234,637	$74,300	$123,883	$—	$653,190

Net income attributable to MDC Partners Inc. common shareholders						$2,576
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares						8,540
Net income attributable to the noncontrolling interests						12,722
Equity in losses of non-consolidated affiliates						644
Income tax expense						2,689
Interest expense and finance charges, net						38,577
Foreign exchange gain						(3,982)
Other, net						(1,456)
Operating income (loss)	$25,723	$41,236	$8,444	$10,693	$(25,786)	$60,310
Operating margin	11.7%	17.6%	11.4%	8.6%		9.2%

Adjustments:
Depreciation and amortization	$2,616	$7,246	$929	$2,989	$2,401	$16,181
Impairment and other losses	—	875	—	—	—	875
Stock-based compensation	1,128	2,337	84	242	1,184	4,975
Deferred acquisition consideration adjustments	17,206	177	102	(188)	—	17,297
Distributions from non-consolidated affiliates (1)	—	—	—	—	472	472
Other items, net (2)	3,039	542	2,417	537	5,569	12,104
Adjusted EBITDA (3)	$49,712	$52,413	$11,976	$14,273	$(16,160)	$112,214
Adjusted EBITDA margin	22.6%	22.3%	16.1%	11.5%		17.2%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as merger related costs, severance and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue:	$82,735	$93,398	$28,551	$54,993	$—	$259,677

Net loss attributable to MDC Partners Inc. common shareholders						$(4,104)
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares						3,509
Net income attributable to the noncontrolling interest						3,101
Equity in losses of non-consolidated affiliates						798
Income tax benefit						(7,923)
Interest expense and finance charges, net						15,942
Foreign exchange gain						(5,342)
Other, net						(5,883)
Operating income (loss)	$14,607	$(7,717)	$46	$4,985	$(11,823)	$98
Operating margin	17.7%	(8.3)%	0.2%	9.1%		—%

Adjustments:
Depreciation and amortization	$1,566	$4,387	$807	$1,902	$236	$8,898
Impairment and other losses	—	17,468	35	208	1,129	18,840
Stock-based compensation	(105)	746	4	118	276	1,039
Deferred acquisition consideration	1,138	1,503	—	(329)	—	2,312
Distributions from non-consolidated affiliates (1)	—	—	—	—	1,079	1,079
Other items, net (2)	—	—	—	—	3,895	3,895
Adjusted EBITDA (3)	$17,206	$16,387	$892	$6,884	$(5,208)	$36,161
Adjusted EBITDA margin	20.8%	17.5%	3.1%	12.5%		13.9%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as merger related costs, severance and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$173,356	$211,105	$69,609	$133,349	$—	$587,419

Net loss attributable to MDC Partners Inc. common shareholders						$(6,542)
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares						6,949
Net income attributable to the noncontrolling interests						3,892
Equity in earning of non-consolidated affiliates						798
Income tax expense						5,577
Interest expense and finance charges, net						31,553
Foreign exchange loss						9,415
Other, net						(22,217)
Operating income (loss)	$26,637	$9,444	$663	$12,842	$(20,161)	$29,425
Operating margin	15.4%	4.5%	1.0%	9.6%		5.0%

Adjustments:
Depreciation and amortization	$3,307	$8,913	$1,615	$3,801	$468	$18,104
Impairment and other losses	—	17,629	35	208	1,129	19,001
Stock-based compensation	1,856	1,646	(9)	198	418	4,109
Deferred acquisition consideration adjustments	1,707	(4,109)	375	(261)	—	(2,288)
Distributions from non-consolidated affiliates (1)	—	—	—	—	1,065	1,065
Other items, net (2)	—	—	—	—	6,311	6,311
Adjusted EBITDA (3)	$33,507	$33,523	$2,679	$16,788	$(10,770)	$75,727
Adjusted EBITDA margin	19.3%	15.9%	3.8%	12.6%		12.9%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as merger related costs, severance and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2020			2021		Covenant EBITDA (LTM) (1)
	Q2	Q3	Q4	Q1	Q2	Q1-2021- LTM	Q2-2021 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(4,104)	$360	$(237,108)	$921	$1,655	$(239,931)	$(234,172)
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares	3,509	3,716	3,651	4,089	4,451	14,965	15,907
Net income attributable to the noncontrolling interest	3,101	10,728	7,154	4,491	8,231	25,474	30,604
Equity in losses of non-consolidated affiliates	798	31	1,411	493	151	2,733	2,086
Income tax expense (benefit)	(7,923)	1,452	109,526	1,302	1,387	104,357	113,667
Interest expense and finance charges, net	15,942	15,266	15,344	19,065	19,512	65,617	69,187
Foreign exchange gain	(5,342)	(2,159)	(6,274)	(2,080)	(1,902)	(15,855)	(12,415)
Other, net	(5,883)	(505)	2,223	(614)	(842)	(4,779)	262
Operating income (loss)	$98	$28,889	$(104,073)	$27,667	$32,643	$(47,419)	$(14,874)

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	$8,898	$9,332	$9,468	$8,176	$8,005	$35,874	$34,981
Impairment and other losses	18,840	159	77,240	875	—	97,114	78,274
Stock-based compensation	1,039	6,459	3,611	(1,963)	6,938	9,146	15,045
Deferred acquisition consideration	2,312	2,803	41,672	11,685	5,612	58,472	61,772
Distributions from non-consolidated affiliates	1,079	208	902	9	463	2,198	1,582
Other items, net (2)	3,895	6,208	18,725	5,485	6,619	34,313	37,037
Adjusted EBITDA	$36,161	$54,058	$47,545	$51,934	$60,280	$189,698	$213,817

Adjustments to reconcile to Covenant EBITDA:
Severance due to eliminated positions	5,233	2,336	1,987	532	709	10,088	5,564
Other adjustments, net (3)	207	77	585	82	5	951	749
Covenant EBITDA	$41,601	$56,471	$50,117	$52,548	$60,994	$200,737	$220,130

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Financial Measures" herein.

(2) Other items, net includes items such as merger related costs, severance and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.

Note: Actuals may not foot due to rounding.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$108,280	$60,757
Accounts receivable, less allowance for doubtful accounts of $3,656 and $5,473	426,841	374,892
Expenditures billable to clients	16,793	10,552
Other current assets	31,312	40,938
Total Current Assets	583,226	487,139
Fixed assets, at cost, less accumulated depreciation of $134,019 and $136,166	81,191	90,413
Right-of-use lease assets - operating leases	198,556	214,188
Goodwill	671,542	668,211
Other intangible assets, net	29,405	33,844
Other assets	23,258	17,517
Total Assets	$1,587,178	$1,511,312
LIABILITIES, RNCI, AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$158,136	$168,396
Accruals and other liabilities	250,070	274,968
Advance billings	211,248	152,956
Current portion of lease liabilities - operating leases	41,400	41,208
Current portion of deferred acquisition consideration	59,612	53,730
Total Current Liabilities	720,466	691,258
Long-term debt	935,072	843,184
Long-term portion of deferred acquisition consideration	8,056	29,335
Long-term lease liabilities - operating leases	231,811	247,243
Other liabilities	74,826	82,065
Total Liabilities	1,970,231	1,893,085
Redeemable Noncontrolling Interests	24,639	27,137
Commitments, Contingencies and Guarantees
Shareholder's Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at June 30, 2021 and December 31, 2020	152,746	152,746
Common stock and other paid-in capital	97,783	104,367
Accumulated deficit	(698,635)	(709,751)
Accumulated other comprehensive income	39	2,739
MDC Partners Inc. Shareholders' Deficit	(448,067)	(449,899)
Noncontrolling interests	40,375	40,989
Total Shareholders' Deficit	(407,692)	(408,910)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,587,178	$1,511,312

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2021	2020
Net cash provided by (used in) operating activities	$10,409	$(33,681)
Net cash provided by (used in) investing activities	(9,574)	14,643
Net cash provided by (used in) financing activities	46,898	(1,434)
Effect of exchange rate changes on cash and cash equivalents	(210)	(981)
Net increase in cash and cash equivalents	$47,523	$(21,453)
Cash and cash equivalents at beginning of period	60,757	106,933
Cash and cash equivalents at end of period	$108,280	$85,480
Supplemental disclosures:
Cash income taxes paid	$7,901	$2,566
Cash interest paid	$32,806	$28,736

Note: Actuals may not foot due to rounding.

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2020					2021
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
NON-GAAP DISPOSITIONS, NET
Foreign exchange impact	$(248)	$—	$—	$—	$(248)	$—	$—	$—
Contribution to organic revenue (growth) decline (1)	(411)	—	—	—	(411)	—	—	—
Prior year revenue from dispositions (2)	(5,024)	(4,106)	(4,076)	(4,447)	(17,653)	(2,101)	—	(2,101)
Non-GAAP Dispositions	$(5,683)	$(4,106)	$(4,076)	$(4,447)	$(18,312)	$(2,101)	$—	$(2,101)

	2020					2021
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
OTHER ITEMS, NET
Severance and other restructuring expenses	$1,334	$2,969	$3,270	$1,072	$8,645	$2,345	$2,632	$4,977
Merger costs	1,082	926	2,938	17,653	22,599	3,140	3,987	7,127
Total other items, net	$2,416	$3,895	$6,208	$18,725	$31,244	$5,485	$6,619	$12,104

	2020					2021
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(1,546)	$(2,143)	$(24,188)	$(9,426)	$(37,303)	$(516)	$(1,567)	$(2,083)

Net revenue, primarily consisting of fees, commissions and performance incentives, represents the amount of our gross billings excluding billable expenses charged to a client. Net revenue of $298,368 (exclusive of billable expenses of $47,237) for the quarter ended June 30, 2021, increased from $231,911 (exclusive of billable expenses of $27,766) from the quarter ended June 30, 2020.

(1) Contribution to organic revenue represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that are included in the Company's organic revenue growth (decline) calculation.

(2) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.